Exhibit 10.3

ASSIGNMENT OF MEMBERSHIP INTERESTS

This ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”), dated as of September 8, 2026, is made by and between PARADOX INFRASTRUCTURE LLC, a Florida limited liability company (“Assignor”), and Z SQUARED INC., a Delaware corporation (“Assignee”), pursuant to that certain Membership Interest Purchase Agreement, dated as of July 31, 2026, by and among Assignee, Assignor, Paradox Data, LLC, a Florida limited liability company (the “Company”), and the other parties thereto (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meanings given in the Purchase Agreement.

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably sells, assigns, transfers, conveys and delivers to Assignee one hundred percent (100%) of the Membership Interests, constituting all of the issued and outstanding membership interests of the Company, together with all of Assignor’s right, title and interest in and to the Company, including all economic, voting, management, governance, capital account, distribution and other rights and interests of any kind in respect thereof, free and clear of all Liens other than restrictions on transfer arising under applicable securities Laws, and Assignee hereby accepts such assignment.

2. Admission; Withdrawal. Effective upon the execution and delivery of this Assignment and the Joinder, (a) Assignee is hereby admitted as the sole member of the Company, (b) Assignor hereby withdraws and ceases to be a member of the Company and ceases to have any right, title or interest in or to the Company, and (c) the Company shall continue without dissolution.

3. Further Assurances. Assignor shall execute and deliver such further instruments and take such further actions as Assignee may reasonably request to vest fully in Assignee title to the Membership Interests and to give effect to this Assignment.

4. Purchase Agreement Controls. This Assignment is delivered pursuant to, and is subject in all respects to, the terms of the Purchase Agreement. Nothing herein shall limit, expand or modify any representation, warranty, covenant, indemnity or other obligation under the Purchase Agreement, and in the event of any conflict between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

5. Governing Law; Counterparts. This Assignment shall be governed by the internal Laws of the State of Delaware. This Assignment may be executed in counterparts (including by .pdf or electronic signature), each of which shall be deemed an original.

[Signature page to Assignment of Membership Interests follows.]

IN WITNESS WHEREOF, the undersigned has caused this Assignment of Membership Interests to be executed as of the date first listed above.

ASSIGNOR:

PARADOX INFRASTRUCTURE LLC,
a Florida limited liability company

By:	/s/ Armand Nannicola Sr.
Armand Nannicola Sr.
Managing Member

ASSIGNEE

Z SQUARED INC.,
a Delaware corporation

By:	/s/ David Halabu
David Halabu
Chief Executive Officer